UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 8, 2017

Oglethorpe Power Corporation

(An Electric Membership Corporation)

(Exact name of registrant as specified in its charter)

GEORGIA	333-192954	58-1211925
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 East Exchange Place
Tucker, Georgia	30084-5336
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 270-7600

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01              Entry into a Material Definitive Agreement

The information related to the Settlement Agreement Amendment and the LGA Amendment, as discussed in Item 8.01, is incorporated by reference into this Item 1.01.

Item 8.01              Other Events.

See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Financial Condition — Capital Requirements and Liquidity and Sources of Capital — Vogtle Units No. 3 and No. 4” and Notes K and L in our quarterly report on Form 10-Q for the quarter ended September 30, 2017, filed with the Securities and Exchange Commission on November 13, 2017 for additional information regarding our 30% interest in the two new nuclear generating units under construction at Plant Vogtle, Units No. 3 and No. 4, in which we are participating with Georgia Power Company, acting as agent, the Municipal Electric Authority of Georgia, and the City of Dalton, Georgia, acting by and through its Board of Water, Light, and Sinking Fund Commissioners, doing business as Dalton Utilities (collectively, the Co-owners), including (i) the agreement among Georgia Power, acting for itself and as agent for the Co-owners, and a consortium consisting of Westinghouse Electric Company LLC and WECTEC Global Project Services Inc. (together, Westinghouse), under which Westinghouse agreed to design, engineer, procure, construct and test two AP1000 nuclear generating units and related facilities at Plant Vogtle (the EPC Agreement); (ii) the filing by Westinghouse for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code and the rejection by Westinghouse of the EPC Agreement; (iii) the guarantee by Toshiba Corporation of certain obligations of Westinghouse under the EPC Agreement (the Toshiba Guarantee) and the settlement agreement among the Co-owners and Toshiba regarding the Toshiba Guarantee (the Guarantee Settlement Agreement); and (iv) the $920 million of letters of credit from financial institutions delivered to the Co-owners by Westinghouse (the Letters of Credit) to secure a portion of Westinghouse’s obligations under the EPC Agreement.

Pursuant to the Guarantee Settlement Agreement, Toshiba acknowledged the amount of its obligation under the Toshiba Guarantee was $3.68 billion (the Guarantee Obligations), of which our proportionate share was approximately $1.1 billion. The Guarantee Settlement Agreement provided for a schedule of payments for the Guarantee Obligations, beginning in October 2017 and continuing through January 2021. To date, Toshiba has made $455 million in scheduled payments of the Guarantee Obligations, of which our proportionate share was $136.5 million.  Toshiba’s remaining scheduled payment obligations under the Guarantee Settlement Agreement are $3.225 billion, of which our proportionate share is $967.5 million.

On December 8, 2017, the Co-owners, MEAG Power SPVJ, LLC, MEAG Power SPVM, LLC, MEAG Power SPVP, LLC (collectively, the MEAG SPVs) and Toshiba entered into Amendment No. 1 to the Guarantee Settlement Agreement (the Settlement Agreement Amendment).  The Settlement Agreement Amendment provides that, subject to the satisfaction or waiver of certain conditions precedent, the remaining scheduled payment obligations of Toshiba under the Guarantee Settlement Agreement (the Remaining Scheduled Payments) are due and payable in full on December 15, 2017.  If Toshiba makes payment of the Remaining Scheduled Payments to Georgia Power, for the benefit of itself, the other Co-owners and the MEAG SPVs on or before December 15, 2017 and Toshiba delivers an officer’s certificate required under the Settlement Agreement Amendment, on the date of such payment, Toshiba will be deemed to be the owner of certain prepetition bankruptcy claims of the Co-owners and the MEAG SPVs against Westinghouse (the Assigned Rights). In addition, the Settlement Agreement Amendment provides that upon payment by Toshiba of the Remaining Scheduled Payments, the Co-owners will surrender the Letters of Credit.  If payment of the Remaining Scheduled Payments by Toshiba and delivery by Toshiba of the officer’s certificate have not occurred or been waived by the Co-owners and the MEAG SPVs before December 16, 2017 (or such later date as the Co-owners and the MEAG SPVs may designate), the Settlement Agreement Amendment will automatically terminate.

This summary of the Settlement Agreement Amendment is qualified in its entirety by reference to the full text of the Settlement Agreement Amendment, which is included as Exhibit 10.1.

In addition, on December 8, 2017, in connection with the Settlement Agreement Amendment, the U.S. Department of Energy, as guarantor under its Loan Guarantee Agreement with us dated February 20, 2014, consented to the termination of direct agreements between itself, Toshiba and us relating to the Toshiba Guarantee and the Guarantee Settlement Agreement. We and Department of Energy also entered into Amendment No. 4 to the Loan Guarantee Agreement (the LGA Amendment) to address the termination of the Toshiba direct agreements and to make certain other changes related to our receipt of our proportionate share of the Remaining Scheduled Payments. The LGA Amendment will become effective upon our assignment of the Assigned Rights to Toshiba.

This summary of the LGA Amendment is qualified in its entirety by reference to the full text of the LGA Amendment, a copy of which is attached hereto as Exhibit 4.1.

Item 9.01              Financial Statements and Exhibits

(d)         Exhibits

Exhibit No.	Description

4.1	Amendment No. 4 to Loan Guarantee Agreement, dated as of December 8, 2017, between Oglethorpe and the U.S. Department of Energy.

10.1

Settlement Agreement Amendment No. 1 to Settlement Agreement, dated December 8, 2017, among Georgia Power, Oglethorpe Power Corporation, the Municipal Electric Authority of Georgia, MEAG Power SPVJ, LLC, MEAG Power SPVM, LLC, MEAG Power SPVP, LLC, the City of Dalton, Georgia, acting by and through its Board of Water, Light, and Sinking Fund Commissioners, doing business as Dalton Utilities and the Toshiba Corporation (Incorporated by reference to Exhibit 10.1 of Georgia Power Company’s Form 8-K dated December 8, 2017, filed with the SEC on December 11, 2017).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OGLETHORPE POWER CORPORATION
(AN ELECTRIC MEMBERSHIP CORPORATION)

Date: December 11, 2017	By:	/s/ Michael L. Smith
Michael L. Smith
President and Chief Executive Officer